Item 1.01 Exhibit

Conflict Mineral Report

Kennecott

Kennecott performed an RCOI and determined that gold used in Kennecott’s products did not originate in a Covered Country.  This RCOI involved implementation of a chain of custody management system for its gold production that is certified by the RJC. The raw materials purchasing procedure, a component of the chain of custody management system, requires that all purchased copper concentrate and gold slime materials have a certificate of origin that is obtained and reviewed prior to material purchase. The RJC issued Kennecott a Chain of Custody Certification (C0000 0007), which ensures that the gold used in its products is responsibly sourced and does not support conflict in Covered Countries.

Further, Kennecott is listed on the EICC-GeSi Conflict Free Gold Refiners List (CID000969) as compliant with the relevant EICC-GeSI relevant Conflict-Free Smelter Program assessment protocol.  Based on the chain of custody management system, the EICC-GeSi Conflict Free Gold Refiners certification and the RJC Chain of Custody certification, Kennecott has concluded that none of the gold used in its products originates in a Covered Country.

RTFT and QMP

RTFT and QMP performed an RCOI on the single supplier that supplies 3TGs for use in their metal powders.  This supplier was found to source tin only from conflict free certified smelters operating outside of the Covered Countries.

ECL and Alesa

After completion of the RCOI for ECL and Alesa, Rio Tinto has reason to believe that a portion of the 3TGs in their supply chain may have originated in the Covered Countries. Rio Tinto completed a due diligence exercise on the 3TGs’source and chain of custody and herein provides this CMR, which includes a description of those due diligence measures.

Due Diligence

Rio Tinto has relied on its direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied from lower tier suppliers. This was done with the combination of the CMRT forms as well as any additional documentation that was requested of suppliers. In conducting its due diligence, Rio Tinto has implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”).  The OECD Framework has a five-step matrix for risk-based due diligence in the mineral supply chain, which requires:

1.	Establishing strong company management systems
Rio Tinto supports and respects human rights consistent with the United Nations Universal Declaration of Human Rights and actively seeks to ensure the Group is not complicit in human rights abuses. The way we work, Rio Tinto’s global code of business conduct, supported by the Group’s Human Rights policy, provides the framework for the approach to business integrity, human rights and to avoid financing or supporting conflict either directly or through our supply chain.

Rio Tinto has assigned resources to the conflict minerals compliance program.  The team structure is made up of a steering committee (governance team) and a conflict minerals working group (technical compliance).   Rio Tinto has in place existing Enterprise Resource Planning systems designed to identify upstream actors in the supply chain. Suppliers are required to comply with The way we work.  All future contracts for impacted Rio Tinto companies will include specific clauses regarding providing information around the source of any 3TGs in materials Rio Tinto purchase. Rio Tinto offers various grievance mechanisms across the business including a help line through issues and inappropriate behaviour may be raised.

2.	Identifying and assessing risk in the supply chain
Rio Tinto contracted with 3PSP to identify risks within ECL and Alesa’s supply chain and 3PSP has conducted a RCOI and due diligence on those suppliers. A focus has been placed on those ECL and Alesa suppliers that were deemed to be a higher risk (“relevant suppliers”).

The process utilized by 3PSP involved the following steps:
	i)	All relevant suppliers were contacted and asked to fill out a CMRT form.
	ii)	A selection of responses was reviewed for further due diligence, which included:
- all relevant suppliers whose products contained 3TGs from the Covered Countries,
- all relevant suppliers whose products contained 3TGs, but not 3TGs from Covered Countries
	iii)	Additional information was requested from these relevant suppliers to confirm their responses on the CMRT forms.
	iv)	Any relevant supplier unable to provide sufficient information is escalated to the Rio Tinto risk mitigation process.

3.	Designing and implementing a strategy to respond to identified risks
Processes are in place to communicate supply chain risk assessment to senior management. Depending on supply chain risk, ECL and Alesa will either work with relevant suppliers to help mitigate risks or remove the supplier from the supply chain. This is decided on a case by case basis.

4.	Carrying out independent third-party audit of supply chain due diligence
ECL and Alesa do not, typically, have a direct relationship with 3TG smelters and refiners. As a result, ECL and Alesa do not perform or direct audits of them. Rio Tinto and 3PSP compared the facilities listed in the supplier responses to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce and the LBMA and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI.

5.	Reporting on supply chain due diligence
Rio Tinto will meet the reporting requirements of the Dodd-Frank Act and display information regarding its conflict minerals program on its publically available website as described in the Form SD.

Steps to be taken to mitigate risk

ECL and Alesa intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in their products could benefit armed groups in the Covered Countries:

i)

Include a conflict minerals flow-down clause in new or renewed supplier contracts. It is common for contracts with suppliers to be in force for three to five years or more and the Group may not impose new contract terms and flow-down requirements unilaterally. When ECL and Alesa enter into new contracts or renewal of contracts, they intend to add a clause to require suppliers to provide information about the source of 3TGs and smelters. It will take a number of years to ensure that all supplier contracts contain appropriate flow-down clauses. In the meantime, we are working with selected suppliers to ensure that such suppliers provide ECL and Alesa with accurate 3TG sourcing information.

ii)	Engage with suppliers and direct them to training resources in order to increase the supplier survey response rate and improve the detail of the content provided by suppliers in survey responses.

iii)

Engage any suppliers found to be supplying ECL and Alesa with 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict.

iv)	ECL and Alesa have begun a process of prequalification for all new suppliers where conflict minerals information will be required prior to contracts being signed.

Product Description

Due diligence is ongoing and the information received continues to improve in quantity and quality. The majority of the responses received to date provide data at a company or divisional level and did not always specify the smelters or refiners used for materials supplied to ECL and Alesa. We have disclosed validated smelters or refiners provided to ECL and Alesa in their supply chain. We cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to ECL or Alesa or to validate that any of these smelters or refiners are actually in their supply chain. As a result, Rio Tinto is unable to identify all smelters and refiners or all the countries of origin of the 3TGs that are contained in our products.

The table below lists the validated smelters or refiners in the ECL and Alesa supply chain, which, to the extent known, process 3TGs.  If known, we have listed their Conflict Free status according to the CFSI and also the source of their raw materials.

Metal	Standard Smelter or Refiner Name	Conflict Free	Sources
Gold	Advanced Chemical Company	Unknown	Unknown
Gold	Aida Chemical Industries Co. Ltd.	Yes	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Yes	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Unknown	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Yes	Brazil
Gold	Argor-Heraeus SA	Yes	Unknown
Gold	Asahi Pretec Corporation	Yes	Unknown
Gold	Asaka Riken Co Ltd	Unknown	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Yes	Turkey
Gold	Aurubis AG	Yes	Chile, Brazil, Peru, Argentina, Canada, Bulgaria
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Unknown	Unknown
Gold	Bauer Walser AG	Unknown	Unknown
Gold	Boliden AB	Yes	Unknown
Gold	C. Hafner GmbH + Co. KG	Yes	Unknown
Gold	Caridad	Unknown	Unknown
Gold	CCR Refinery – Glencore Canada Corporation	Yes	Unknown
Gold	Cendres + Métaux SA	Unknown	Unknown
Gold	Chimet S.p.A.	Yes	Unknown
Gold	China National Gold Group Corporation	Unknown	Unknown
Gold	Chugai Mining	Unknown	Unknown
Gold	Colt Refining	Unknown	Unknown
Gold	Daejin Indus Co. Ltd	Unknown	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	Unknown	Unknown
Gold	Do Sung Corporation	Unknown	Unknown
Gold	Doduco	Unknown	Unknown
Gold	Dowa	Yes	Unknown
Gold	Eco-System Recycling Co., Ltd.	Yes	Unknown
Gold	FSE Novosibirsk Refinery	Unknown	Unknown
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Unknown	Unknown
Gold	Guangdong Jinding Gold Limited	Unknown	Unknown
Gold	Heimerle + Meule GmbH	Yes	Unknown
Gold	Heraeus Ltd. Hong Kong	Yes	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	Yes	Unknown
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Unknown	Unknown
Gold	Hwasung CJ Co. Ltd	Unknown	Unknown
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Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Unknown	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Yes	Unknown
Gold	Istanbul Gold Refinery	Yes	Unknown
Gold	Japan Mint	Yes	Unknown
Gold	Jiangxi Copper Company Limited	Unknown	Unknown
Gold	Johnson Matthey Inc	Yes	Unknown
Gold	Johnson Matthey Ltd	Yes	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Yes	Unknown
Gold	JSC Uralelectromed	Yes	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	Yes	Unknown
Gold	Kazzinc Ltd	Yes	Kazakhstan
Gold	Kennecott Utah Copper LLC	Yes	United States
Gold	Kojima Chemicals Co., Ltd	Yes	Unknown
Gold	Korea Metal Co. Ltd	Unknown	Unknown
Gold	Kyrgyzaltyn JSC	Unknown	Unknown
Gold	L' azurde Company For Jewelry	Yes	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Unknown	Unknown
Gold	LS-NIKKO Copper Inc.	Yes	Unknown
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Unknown	Unknown
Gold	Materion	Yes	Unknown
Gold	Matsuda Sangyo Co., Ltd.	Yes	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd	Yes	Unknown
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Yes	Unknown
Gold	Metalor Technologies SA	Yes	Unknown
Gold	Metalor USA Refining Corporation	Yes	Unknown
Gold	Met-Mex Peñoles, S.A.	Yes	Mexico
Gold	Mitsubishi Materials Corporation	Yes	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	Yes	Peru, Chile, Canada
Gold	Moscow Special Alloys Processing Plant	Unknown	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Yes	Unknown
Gold	Navoi Mining and Metallurgical Combinat	Unknown	Unknown
Gold	Nihon Material Co. LTD	Yes	Unknown
Gold	Ohio Precious Metals, LLC	Yes	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd	Yes	Unknown
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Yes	Unknown
Gold	OJSC Kolyma Refinery	Unknown	Unknown
Gold	PAMP SA	Yes	Unknown
Gold	Penglai Penggang Gold Industry Co Ltd	Unknown	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Unknown	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Yes	Unknown
Gold	PX Précinox SA	Yes	Unknown
Gold	Rand Refinery (Pty) Ltd	Yes

Botswana, Ethiopia, Ghana, Guinea, Mali, Mozambique, Namibia, South Africa, Tanzania, Zambia, Zimbabwe, Cote de Ivory, Burkina Faso, Kenya, Egypt, Peru, Asia, United Arab Emirates, Australia, Indonesia, Kenya, Malaysia, Taiwan, United States, Thailand

Gold	Royal Canadian Mint	Yes	Unknown
Gold	Sabin Metal Corp.	Unknown	Unknown
Gold	SAMWON METALS Corp.	Unknown	Unknown
Gold	Schone Edelmetaal	Yes	Unknown
Gold	SEMPSA Joyería Platería SA	Yes	Unknown
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Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Yes	Unknown
Gold	So Accurate Group, Inc.	Unknown	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown	Unknown
Gold	Solar Applied Materials Technology Corp.	Yes	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Yes	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	Yes	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	Unknown	Unknown
Gold	The Refinery of Shandong Gold Mining Co. Ltd	Yes	Unknown
Gold	Tokuriki Honten Co., Ltd	Yes	Unknown
Gold	Tongling nonferrous Metals Group Co.,Ltd	Unknown	Unknown
Gold	Torecom	Unknown	Unknown
Gold	Umicore Brasil Ltda	Yes	Unknown
Gold	Umicore Precious Metals Thailand	Yes	Unknown
Gold	Umicore SA Business Unit Precious Metals Refining	Yes	Unknown
Gold	United Precious Metal Refining, Inc.	Yes	Unknown
Gold	Valcambi SA	Yes	Unknown
Gold	Western Australian Mint trading as The Perth Mint	Yes	Unknown
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Unknown	Unknown
Gold	Yokohama Metal Co Ltd	Unknown	Unknown
Gold	Yunnan Copper Industry Co Ltd	Unknown	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Yes	Unknown
Gold	Zijin Mining Group Co. Ltd	Yes	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Yes	Unknown
Tantalum	Conghua Tantalum and Niobium Smeltry	Yes	DRC
Tantalum	Duoluoshan	Yes	DRC, Rwanda
Tantalum	Exotech Inc.	Yes	Unknown
Tantalum	F&X Electro-Materials Ltd.	Yes	DRC
Tantalum	Global Advanced Metals Aizu	Yes	DRC, Australia
Tantalum	Global Advanced Metals Boyertown	Yes	DRC, Australia
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Yes	Unknown
Tantalum	H.C. Starck GmbH Goslar	Yes	DRC
Tantalum	H.C. Starck GmbH Laufenburg	Yes	DRC
Tantalum	H.C. Starck Hermsdorf GmbH	Yes	Unknown
Tantalum	H.C. Starck Inc.	Yes	Unknown
Tantalum	H.C. Starck Ltd.	Yes	Unknown
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Yes	DRC
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Yes	Unknown
Tantalum	Hi-Temp	Yes	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes	DRC
Tantalum	Jiujiang Tanbre Co., Ltd.	Yes	DRC
Tantalum	KEMET Blue Metals	Yes	DRC
Tantalum	King-Tan Tantalum Industry Ltd	Yes	Unknown
Tantalum	LSM Brasil S.A.	Yes	Unknown
Tantalum	Metallurgical Products India (Pvt.) Ltd.	Yes	Unknown
Tantalum	Mineração Taboca S.A.	Yes	Brazil
Tantalum	Mitsui Mining & Smelting	Yes	Unknown
Tantalum	Molycorp Silmet A.S.	Yes	Unknown
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Yes	DRC
Tantalum	Nippon Mining & Metals Co. Ltd.	Unknown	Unknown
Tantalum	Plansee SE Liezen	Yes	Unknown
Tantalum	Plansee SE Reutte	Yes	Unknown
Tantalum	QuantumClean	Yes	Unknown
Tantalum	RFH Tantalum Smeltry Co., Ltd	Yes	Unknown
Tantalum	Shanghai Jiangxi Metals Co. Ltd	Unknown	Unknown
Tantalum	Solikamsk Magnesium Works OAO	Yes	Russian Federation
Tantalum	Taki Chemicals	Yes	Unknown
Tantalum	Telex	Yes	Unknown
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Tantalum	Ulba	Yes	DRC
Tantalum	Zhuzhou Cement Carbide	Yes	DRC
Tin	Alpha	Yes	Unknown
Tin	China Rare Metal Materials Company	Yes	Unknown
Tin	China Tin Group Co., Ltd.	Unknown	Unknown
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Unknown	Unknown
Tin	Cooper Santa	Unknown	Unknown
Tin	CSC Pure Technologies	Unknown	Unknown
Tin	CV Duta Putra Bangka	Unknown	Unknown
Tin	CV JusTindo	Unknown	Indonesia
Tin	CV Makmur Jaya	Unknown	Indonesia
Tin	CV Nurjanah	Unknown	Indonesia
Tin	CV Serumpun Sebalai	Unknown	Indonesia
Tin	CV United Smelting	Yes	Indonesia
Tin	Dongguan Qiandao Tin Co., Ltd	Unknown	Unknown
Tin	Dowa	Yes	Unknown
Tin	Electroloy Metal Pte	Unknown	Unknown
Tin	EM Vinto	Yes	Unknown
Tin	Estanho de Rondônia S.A.	Unknown	Unknown
Tin	Fenix Metals	Unknown	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	Unknown	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Yes	Unknown
Tin	Gejiu Zi-Li	Unknown	Unknown
Tin	Huichang Jinshunda Tin Co. Ltd	Unknown	Unknown
Tin	Hyundai-Steel	Unknown	Unknown
Tin	Jean Goldschmidt International SA	Unknown	Unknown
Tin	Jiangxi Nanshan	Unknown	Unknown
Tin	Koki Products Co. Ltd.	Unknown	Unknown
Tin	KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Unknown	Unknown
Tin	Linwu Xianggui Smelter Co	Unknown	Unknown
Tin	Magnu's Minerais Metais e Ligas LTDA	Yes	Finland, Chile
Tin	Malaysia Smelting Corporation (MSC)	Yes	DRC, Central Africa
Tin	Melt Metais e Ligas S/A	Yes	Unknown
Tin	Metallo Chimique	Yes	Unknown
Tin	Mineração Taboca S.A.	Yes	Brazil
Tin	Minsur	Yes	Brazil
Tin	Mitsubishi Materials Corporation	Yes	Unknown
Tin	Novosibirsk Integrated Tin Works	Unknown	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Unknown	Unknown
Tin	OMSA	Yes	Bolivia
Tin	Poongsan Corporation	Unknown	Unknown
Tin	POSCO	Unknown	Unknown
Tin	PT Alam Lestari Kencana	Unknown	Indonesia
Tin	PT Artha Cipta Langgeng	Unknown	Indonesia
Tin	PT Babel Inti Perkasa	Yes	Indonesia
Tin	PT Babel Surya Alam Lestari	Unknown	Indonesia
Tin	PT Bangka Kudai Tin	Unknown	Indonesia
Tin	PT Bangka Putra Karya	Yes	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Unknown	Indonesia
Tin	PT Bangka Tin Industry	Yes	Indonesia
Tin	PT Belitung Industri Sejahtera	Yes	Indonesia
Tin	PT BilliTin Makmur Lestari	Unknown	Indonesia
Tin	PT Bukit Timah	Yes	Indonesia
Tin	PT DS Jaya Abadi	Yes	Indonesia
Tin	PT Eunindo Usaha Mandiri	Yes	Indonesia
Tin	PT Fang Di MulTindo	Unknown	Indonesia
Tin	PT HP Metals Indonesia	Unknown	Indonesia
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Tin	PT Inti Stania Prima	Unknown	Unknown
Tin	PT Karimun Mining	Unknown	Indonesia
Tin	PT Koba Tin	Unknown	Indonesia
Tin	PT Mitra Stania Prima	Yes	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Unknown	Indonesia
Tin	PT Prima Timah Utama	Yes	Indonesia
Tin	PT REFINED BANGKA TIN	Yes	Indonesia
Tin	PT Sariwiguna Binasentosa	Yes	Indonesia
Tin	PT Stanindo Inti Perkasa	Yes	Indonesia
Tin	PT Sumber Jaya Indah	Unknown	Indonesia
Tin	PT Supra Sukses Trinusa	Unknown	Indonesia
Tin	PT Tambang Timah	Yes	Indonesia
Tin	PT Timah (Persero), Tbk	Yes	Indonesia
Tin	PT Tinindo Inter Nusa	Yes	Indonesia
Tin	PT Yinchendo Mining Industry	Unknown	Indonesia
Tin	Pure Technology	Unknown	Unknown
Tin	Rahman Hydraulic Tin Sdn Bhd	Unknown	Unknown
Tin	Rui Da Hung	Unknown	Unknown
Tin	Soft Metais, Ltda.	Unknown	Unknown
Tin	Technic Inc.	Unknown	Unknown
Tin	Thaisarco	Yes	DRC
Tin	White Solder Metalurgia e Mineração Ltda.	Yes	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Unknown	Unknown
Tin	Yunnan Tin Company, Ltd.	Yes	China, Brazil, Australia, Bolivia
Tungsten	A.L.M.T. Corp.	Unknown	Unknown
Tungsten	Air Products	Unknown	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Unknown	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Unknown	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Unknown	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Yes	Unknown
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Yes	Unknown
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Unknown	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Yes	Unknown
Tungsten	Global Tungsten & Powders Corp.	Yes	Europe, Asia, Americas
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Unknown	Unknown
Tungsten	H.C. Starck GmbH	Unknown	Unknown
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Unknown	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Yes	Unknown
Tungsten	Izawa Metal Co., Ltd	Unknown	Unknown
Tungsten	Japan New Metals Co., Ltd.	Yes	Unknown
Tungsten	Jiangsu Hetian Technological Material Co., Ltd	Unknown	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Yes	Unknown
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Unknown	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Unknown	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Unknown	Unknown
Tungsten	Kennametal Fallon	Unknown	Unknown
Tungsten	Kennametal Huntsville	Unknown	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Yes	Unknown
Tungsten	Nanchang Cemented Carbide Limited Liability Company	Unknown	Unknown
Tungsten	North American Tungsten	Unknown	Unknown
Tungsten	Sumitomo Metal Mining Co. Ltd.	Unknown	Unknown
Tungsten	TaeguTec Ltd.	Unknown	Unknown
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	Unknown	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Unknown	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Yes	DRC, Vietnam
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Tungsten	Wolfram Bergbau und Hütten AG	Yes	Austria
Tungsten	Wolfram Company CJSC	Unknown	Unknown
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	Unknown	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Yes	DRC
Tungsten	Xiamen Tungsten Co., Ltd.	Yes	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Unknown	Unknown

As outlined above in this Exhibit 1.01 in the section addressing “Steps to be taken to mitigate risk,” ECL and Alesa are working with their suppliers to more accurately determine the mine or location of origin of the 3TGs.

Below is a general description of ECL and Alesa’s products and the manufacturing facilities.

ECL

ECL’s business model includes direct manufacturing of equipment that may use component parts acquired from other suppliers. ECL’s network of four subsidiaries is based in Ronchin, France, with operations in Quebec City; Matola, Mozambique; Richards Bay, South Africa; Brisbane (Eagle Farm), Portland, and Newcastle, Australia; and Dubai, United Arab Emirates.

ECL designs, manufactures and installs high quality equipment in smelters for the aluminium industry, as well as delivering solutions to assist its customers at every step of the project and at every milestone in the equipment’s life cycle. ECL produces a range of products including:

  metal and bath handling equipment, or casthouse purpose made cranes (e.g., a variety of cranes for metal ladle skimming, stripping, and plate handling)

  diverse types of machines for pot tending, anode changing, overhead tapping, anode jacking, and stud pulling, among others equipment for the carbon sector (furnace tending, rodding shops, anode handling and storage)

Alesa

Alesa is based in Zurich, Switzerland, with facilities in Montreal, Canada and Gardanne, France.  Alesa’s expertise includes materials handling, as well as automation.  Alesa’s client projects represent a broad variety of industries.  Alesa`s services and products range from feasibility studies, design, engineering, fabrication and installation to start-up assistance, training and customer service.  Alesa’s business model for equipment fabrication typically involves contracting out the manufacturing and production of the equipment, having a supplier make particular product components, purchasing equipment or parts to be incorporated into a final product.  Examples of equipment include:

  Materials handling solutions; carbon plant technology and automation

  Harbour facilities (ship loading/unloading systems)

  Conveying systems (pneumatic and mechanical)

  Storage equipment (fill/reclaim)

  Vehicle loading and unloading

  Pot control systems

  Automatic fire control systems

  Anode handling equipment

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